SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

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                As filed with the Commission on May 2, 2000

Contact:

Kathleen Burdett
John Thompson
Dexter Corporation
860.292.7675
  or
Lawrence A. Rand
Michael Freitag
Kekst and Company
212.521.4800


For Immediate Release

DEXTER CORPORATION RESPONDS TO ISP

WINDSOR LOCKS, CONNECTICUT, May 2, 2000 - Dexter Corporation (NYSE:DEX) announced that it has responded to the letter received on May 1, 2000 from International Specialty Products (NYSE:ISP), in which ISP advised Dexter it was terminating further discussions.

The text of Dexter's letter to ISP is as follows:

                                May 2, 2000

Mr. Samuel J. Heyman
Chairman of the Board
International Specialty Products Inc.
1361 Alps Road
Wayne, New Jersey 07470

Dear Mr. Heyman:

This is in reply to your letter of May 1, 2000, which came as a total surprise. The reasons you assign for your precipitous and very public new position require some rebuttal.

In discussing your April 20 proposal, our representatives expressed to yours the Board's desire for the best possible economics on the best possible contract terms. If you choose to translate those objectives into a characterization of your proposal as unacceptable, so be it. Your suggestion that our representatives "refused to meet" with yours over the April 22-23 weekend does not reflect the facts. In fact, Dexter's representatives offered not only to meet with ISP's representatives, but also to negotiate a transaction if ISP submitted a proposal at a "compelling price," which ISP refused to do. Nonetheless, our representatives were told by yours in telephone discussions that occurred during the April 22-23 weekend that they believed ISP's proposal had flexibility to be increased. Moreover, in response to ISP's self- imposed deadline of Monday, April 24, 2000, our representatives told yours that the Dexter Board would not be meeting until Monday afternoon when it would consider its alternatives. Promptly following the Board meeting, on Monday evening our representatives called yours and said the Board was prepared to authorize a transaction with ISP at a price higher than what ISP was offering and invited ISP to negotiate. Your representatives refused and demanded that ISP be shown all of the bids received by Dexter in its value maximization process, a demand which on its face was unreasonable.

Your suggestion that Dexter refused to provide ISP with information regarding third party interest in Life Technologies is entirely inaccurate. Not only did Dexter introduce ISP last Thursday to a third party bidder for Life Technologies that had indicated strong interest at an attractive value, but Dexter also acceded to ISP's demand (which was made a non-negotiable condition of proceeding) that Dexter be excluded from any discussions between ISP and the third party. In view of the facts, your contention is hardly credible. Moreover, your position is even less credible when considered in light of the facts that ISP never had a meeting with the third party, that ISP demanded to know the third party's bid as a condition of the meeting and that there were no conversations at all between ISP and the third party after last Sunday.

Your contention regarding a "creditable alternative to [ISP's] proposals for the Company" is similarly untenable. The problem here is not creditable alterna-tives. The problem is ISP's determination to frustrate the Board's efforts on behalf of stockholders, to seize control of Dexter as cheaply as possible and to dispose of Life Technologies at a price which allows ISP to keep Dexter's wholly-owned businesses at minimal cost. It is for these reasons that the Dexter Board must be in charge of conducting the auction process. ISP is not interested in paying fair value for the Dexter wholly-owned businesses, nor is it interested in any bidder willing to do so. Based on ISP's conduct during the course of the last weekend, ISP's interest in a Life Technologies bidder only extends to the price such party will pay ISP for that business, an approach which we have previously illustrated to be tax inefficient.

We will continue to move forward with our program to maximize value in the short term for all Dexter stockholders, which may result in the sale of the assets you are interested to acquire.

                        Sincerely,


                        /s/  K. Grahame Walker
                        ---------------------------
                        K. Grahame Walker
                        Chairman and
                          Chief Executive Officer






Any statements in this press release that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. These and other risks are detailed in the Company's filings with the Securities and Exchange Commission.

Dexter Corporation is a global specialty materials supplier with three operating segments: life sciences, nonwovens, and specialty polymers. The company supplies specialty materials to the aerospace, electronics, food packaging, and medical markets.


                   Special Materials for Special Effects


                                   *****


Information regarding persons who may be considered "participants" in the solicitation of proxies from Dexter shareholders can be found in Dexter's preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission. Investors and security holders are advised to read the definitive proxy statement that will be filed by Dexter relating to Dexter's 2000 annual meeting, when it becomes available, because it will contain important information. Security holders may obtain a free copy of the definitive proxy statement (when available) and the preliminary proxy statement on Schedule 14A containing the participant information referred to above and other documents filed by Dexter with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement, the
Schedule 14A containing the participant information and such other documents may also be obtained for free from Dexter Corporation by directing such request to: Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, Attention: Investor Relations, (860) 292-7675.


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